UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2023, Hyperfine, Inc. (the “Company”) terminated Khan Siddiqui, M.D.’s part-time employment as the Company’s Chief Medical Officer and Chief Strategy Officer, effective September 30, 2023 (the “Separation Date”), following which Dr. Siddiqui will continue to serve as a consultant of the Company. As previously disclosed, on July 17, 2023 the Company and Dr. Siddiqui had previously agreed to reduce Dr. Siddiqui’s work schedule to a 20% part-time employee schedule.

On September 30, 2023, the Company entered into a separation agreement (the “Separation Agreement”) with Dr. Siddiqui, pursuant to which he will transition on the Effective Date from his role as the Company’s Chief Medical Officer and Chief Strategy Officer to a consultant of the Company, including to assist in the transfer of knowledge and to serve in a clinical and medical affairs advisory capacity. Pursuant to the Separation Agreement, the Company will continue payment of his base salary through the Separation Date. In addition, Dr. Siddiqui’s outstanding stock option and restricted stock unit awards will remain outstanding, and continue to vest, in accordance with their terms, subject to Dr. Siddiqui’s continued service to the Company as a consultant. The Separation Agreement also includes a standard release and waiver by Dr. Siddiqui and other customary provisions. Furthermore, on September 30, 2023, the Company also entered into a consulting agreement (the “Consulting Agreement”) with Dr. Siddiqui, pursuant to which he will serve as a consultant to the Company. Pursuant to the Consulting Agreement, Dr. Siddiqui will be paid an hourly rate for his services as a consultant. The Consulting Agreement also includes confidentiality, non-solicitation and other customary provisions. The Consulting Agreement remains in effect until terminated by the Company.

The foregoing description of the Separation Agreement and the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Separation Agreement, dated as of September 30, 2023, by and between Hyperfine, Inc. and Khan Siddiqui, M.D.
10.2+	Consulting Agreement, dated as of September 30, 2023, by and between Hyperfine, Inc. and Khan Siddiqui, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	October 3, 2023	By:	/s/ Brett Hale
Brett Hale Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary